6.4  LINE OF CREDIT AGREEMENT BETWEEN THE COMPANY AND BANK OF BLOOOMFIELD
     HILLS, MICHIGAN


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
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
AWG, LTD.                            The Bank of Bloomfield Hills       Loan Number
4162 Big Ranch Road                  505 North Woodward Suite 1300                   ------------------
Napa, CA 94558                       Bloomfield Hills, MI 48304         Date December 23, 1997
                                                                             --------------------------
                                                                        Maturity Date December 23, 1998
                                                                                      -----------------
Borrower's Name & Address            Lender's Name & Address            Loan Amount $950,000.00
"I" includes each borrower above,    "You" means the lender, its                    -------------------
joint and severally                  successors and assigns.            Renewal Of 9094000
                                                                                   --------------------
                                                                        SSN/TIN: 33-0685631

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For the value received, I promise to pay to you, or your address listed above the PRINCIPAL sum of NINE HUNDRED FIFTY THOUSAND AND NO/100************************************* Dollars $950,000.00
/ / Single Advance: I will receive all of this principal sum on ________________. No additional advances are contemplated under this note.
/X/ Multiple Advance: The principal sum shown above is the maximum amount of principal I can borrow under this note. On ______________________ I will receive the amount of $_____________ and further a principal advances are contemplated. Conditions: The conditions for future advances are UPON THE REQUEST AND AUTHORIZATION OF JEA ENTERPRISES, L.L.C. AND YOUR APPROVAL
/X/ Open End Credit: You and I agree that I may borrow up to the maximum amount of principal more than one time. This feature is subject to all other conditions and expires on DECEMBER 23, 1997 at the rate of 9.000 % per year until FIRST CHANGE DATE.
/X/ Variable Rate: This rate may then change as stated below.
/X/ Index Rate: The future rate will be 0.500% OVER the following index rate: THE PRIME OR BASE RATE AS ACCOUNTED FROM TIME TO TIME BY CITIBANK, N.A. / / No Index: The future rate will not be subject to any internal or external index. It will be entirely in your control.
/X/ Frequency and Timing: The rate on this note may change as often as DAILY. A change in the interest rate will take effect ON THE SAME DAY.
/X/ Limitations: During the term of this loan, the applicable annual interest rate will not be more than 25.000% or less than 7.000%. The rate may not change more than _________% each _________________________.
Effect of Variable Rate: A change in the interest rate will have the following effect on the payments:
/X/ The amount of each scheduled payment will change.
/X/ The amount of the final payment will change.
/ / _________________________________________________ .
ACCRUAL METHOD: Interest will be calculated on a ACTUAL/360 basis.
POST MATURITY RATE: I agree to pay interest on the unpaid balance of this note owing after maturity, and until paid in full, as stated below:
/ / on the same fixed or variable rate basis in effect before maturity (as indicated above).
/X/ at a rate equal to FOUR PERCENT (4%) GREATER THAN THE VARIABLE RATE OTHERWISE APPLICABLE.
/X/ LATE CHARGES: If a payment is made more than 10 days after it is due, I agree to pay a late charge of $50.00.
/ / ADDITIONAL CHARGES: In addition to interest, I agree to pay the following charges which o are o are not included in the principal amount above:_________________________________________________________.
PAYMENTS: I agree to pay this note as follows:
/X/ Interest: I agree to pay accrued interest ON THE 23RD DAY OF EACH MONTH BEGINNING JANUARY 23, 1998.
/X/ Principal: I agree to pay the principal DECEMBER 23, 1998
/ / Installments: I agree to pay this note in ________ payments. The first payment will be in the amount $_______ and will be due ____________________________. A payment will be in the amount of $________
will be due _________________________________________________thereafter. The final payment of the entire unpaid balance of principal and interest will be due ___________________________________________.
ADDITIONAL TERMS:

/ / SECURITY: This note is separately
secured by (describe separate document
by type and date):

(This section is for your informal use. Failure to lieu a separate security documentd does not mean the agreement will not secure this note.)

PURPOSE: The purpose of this loan is BUSINESS; RENEW NOTE NO. 9094000; WORKING CAPITAL.
SINGATURES: I AGREE TO THE TERMS OF THE THIS NOTE (INCLUDING THOSE ON PAGE 2). I have received a copy on today's date.


Signature for Lender

x     /S/  Ann M. Deering              BY:     /S/  Mack H. Jennings
------------------------------             --------------------------------
ANN M. DEERING, VICE PRESIDENT              MACK H. JENNINGS, PRESIDENT/CEO

                                       BY:     /S/   John P. Caponigro
------------------------------             --------------------------------
                                            JOHN P. CAPONIGRO, SECRETARY

Universal Note                                                 (page 1 of 2)

DEFINITIONS: As used on page 1. "/X/" means terms apply to this loan. "I,"
"me" or "my" means each Borrower who signs this note and each other person or legal entity (including guarantors, endorsers, and surotics) who agrees to pay this note (together referred to as "us"). "You" or "your" means the Lender and its successors and assigns.

APPLICABLE LAW: The law of the state in which you are located will govern this note. Any term of this note which is contrary to applicable law will not be effective, unless the law permits you and me to agree to such a variation.
If any provision of this agreement cannot be enforced according to its terms, this fact will not affect the enforceability of the remainder of this agreement. No modification of this agreement may be made without your express written consent. Time is of the essence in this agreement.

PAYMENTS: Each payment I make on this note will first reduce the amount I owe you for charges which are neither interest not principal. The remainder of each payment will then reduce accrued unpaid interest, and then unpaid principal. If you and I agree to a different application of payments, we will describe our agreement on this note. Any partial prepayment will not excuse or reduce any later scheduled payment until this note is paid in full
(unless, when I make the prepayment, you and I agree in writing to the contrary).

INTEREST: Interest accrues on the principal remaining unpaid from time to time, until paid in full. If I receive the principal in more than one advance, each advance will start to earn interest only when I receive the advance. The interest rate in effect on this note at any given time will apply to the entire principal advanced at that time. Notwithstanding anything to the contrary, I do not agree to pay and you do not intend to charge any rate of interest that is higher than the maximum rate of interest you could charge under applicable law for the extension of credit that is agreed to here (either before or after maturity). If any notice of interest accrual is sent and is in error, we mutually agree to correct it and if you actually collect more interest than {See original cut off}

INDEX RATE: The index will serve only as a device for setting the rate on this note. You do not guarantee by selecting this index, or the margin, that the rate on this note will be the same rate you charge on any other loans or class of loans to me or other borrowers.

ACCRUAL METHOD: The amount of interest that I will pay on this loan will be calculated using the Interest rate and accrual method stated on page 1 of this note. For the purpose of interest calculation, the accrual method will determine the number of days in a "year." If no accrual method is stated, then you may use any reasonable accrual method for calculating interest.

POST MATURITY RATE: For purpose of deciding when the "Post Maturity Rate"
(shown on page 1) applies, the term "maturity" means the date of the last scheduled payment indicated on page 1 of this note or the date you accelerate payment on the note, whichever is earlier.

SINGLE ADVANCE LOANS: If this is a single advance loan, you and I expect that you will make only one advance of principal. However if you make any payments described in the "PAYMENTS BY LENDER" paragraph below.

MULTIPLE ADVANCE LOANS: If this is a multiple advance loan, you and I expect that you will make more than one advance to principal. If this is closed and credit, repaying a part of the principal will not entitle me to additional credit.

PAYMENTS BY LENDER: If you are authorized to pay, on by behalf, charges I am obligated to pay (such as property insurance premiums), then you may treat those payments made by you as advances and them to the unpaid principal under this note, or you may demand immediate payment of the charges.

SET-OFF: I agree that you may set off any amount due and payable under this note against any right I have to receive money from you.

     "Right to receive money from you" means: (1) any deposit account balance
I have with you; (2) any money owed to me on an item presented to you or in your possession for collection or exchange: and (3) any repurchase agreement or other nondeposit obligation.

     "Any amount due and payable under this note" means the total amount of which you are entitled to demand payment under the terms of this note at the time you set off. This total includes any balance the due date for which you properly accelerate under this note.

     If my right to receive money from you is also owned by someone who has not agreed to pay this note, your right of set-off will apply to my interest in the obligation and to any other amounts I could withdraw on my sole request or endorsement. Your right of set-off does not apply to an account or other obligation where my rights are only as a representative. It also does not apply to any Individual Retirement Account or other tax-deferred retirement account.

     You will not be liable for the dishonor of any check when the dishonor occurs because you set off this debt against any of my accounts. I agree to hold you harmless from any such claims arising as a result of your exercise of your right of set-off.

REAL ESTATE OR RESIDENCE SECURITY: If this note is secured by real estate or a residence that is personal property, the existence of a default and your remedies for such a default will be determined by applicable law, by the terms of any separate instrument creating the security interest and, to the extent not prohibited by law and not contrary to the Terms of the separate security instrument, by the "Default" and "Remedies" paragraphs herein.

DEFAULT: I will be in default if any one or more of the following occur; (1)
I fail to make a payment on time or in the amount due; (2) I fail to keep the property insured. If required; (3) I fail to pay, or keep any promise, on any debt or agreement I have with you; (4) any other creditor of mine attempts to collect any debt I owe him through court proceedings; (5) I die, am declared incompetent, make an assignment for the benefit of creditors, or become insolvent (either because my liabilities exceed my assets or I am unable to pay my debts as they become due); (6) I make any written statement or provide any financial information that is untrue or inaccurate at the time it was provided; (7) I do or fail to do something which causes you to believe that you will have difficulty collecting the amount I owe you; (8) any collateral securing this note is used in a manner or for a purpose which threatens confiscation by a legal authority; (9) I change my name or assume an additional name without first notifying you before making such a change; (10)
I fail to plant cultivate and harvest crops in due season if I am a producer of crops; (11) any loan proceeds are used for a purpose that will contribute to excessive erosion of highly erodible land or the conversion of wetlands to produce an agricultural commodity, as further explained in 7 C.F.R. Part
1940, Subpart G, Exhibit M.

REMEDIES: I am in default on this note you have, but are not limited to, the following remedies:

     (1) You may demand immediate payment of all I owe you under this note, (principal, accrued unpaid interest and other accrued charges).

     (2) You may set off this debt against any right I have to the payment of money from you, subject to the terms of the "Set off" paragraph hereonin.

     (3) You may demand security, additional security, or addition parties as a condition for not using any other remedy.

     (4) You may refuse to make advances to me or allow purchases on credit by me.

     (5) You may use any remedy you have under state or federal law.

By selecting any one or more of these remedies you do not give up your right to later use any other remedy. By waiving your right to declare an event to be a default, you do not waive your right to later consider the event as if it continues or happens again.

COLLECTION COSTS AND ATTORNEY'S FEES: I agree to pay all costs of collection, replevin or any other or similar type of cost if I am in default. In addition, if you hire an attorney to collect this note, I also agree to pay any fee you incur with such attorney plus court costs (except where prohibited by law). To the extent permitted by the United States Bankruptcy
Code. I also agree to pay the reasonable attorney's fees and costs you incur to collect this debt as awarded by any court exercising jurisdiction under the Bankruptcy Code.

WAIVER: I give up my rights to require you to do certain things. I will not require you to:

     (1) demand payment of amounts due (presentment):

     (2) obtain official certification of nonpayment (protest): or

     (3) give notice that amount due have not been paid (notice of dishonor).

     I waive any I have based on suretyship or impairment of collateral.

OBLIGATIONS INDEPENDENT: I understand that I must pay this note even if someone else has also agreed to pay it (by, for example, signing this form or a separate guarantee or endorsement). You may sue me alone, or anyone else who is obligated on this note. You may do so without any notice that it has not been paid (notice of dishonor). You may without notice release any party to this agreement without releasing any other party. If you up any of your rights, with or without notice, it will not affect my duty o pay this note.
Any extension of new credit to any of us, or renewal of this note by all or less than all of us will not release me from my duty to pay it. (Of course, you are entitled to only one payment in full.) I agree that you may at your option extend this note or the debt from time to time without limit or notice and for any term without affecting my liability for payment of the note. I will not assign my obligation under this agreement without your prior written approval.

CREDIT INFORMATION: I agree and authorize you to obtain credit information about me from time to time (for example, by requesting a credit report) and to report to others your credit experience with me (such as credit reporting agency). I agree to provide you, upon request, any financial statement or information you may deem necessary. I warrant that the financial statements and information I provide to you are or will be accurate, correct and complete.

NOTICE: Unless otherwise required by law, any notice to me shall be given by delivering it or by mailing it by first class mail addressed to me at my last known address. My current address is on page 1. I agree to inform you in writing of any change in my address. I will give any notice to you by mailing it first class to your address stated on page 1 of this agreement, or to any other address that you have designated.


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                                                                                                      Interest
Date of           Principal    Borrower's Initials    Principal   Principal   Interest    Interest    Paid
Transaction       Advance      (not required)         Payments    Balance     Rate        Payments    Through:
-----------       ---------    -------------------    ---------   ---------   --------    --------    --------
/           /     $                                   $           $                   %   $           /           /
/           /     $                                   $           $                   %   $           /           /
/           /     $                                   $           $                   %   $           /           /
/           /     $                                   $           $                   %   $           /           /
/           /     $                                   $           $                   %   $           /           /
/           /     $                                   $           $                   %   $           /           /
/           /     $                                   $           $                   %   $           /           /
/           /     $                                   $           $                   %   $           /           /
/           /     $                                   $           $                   %   $           /           /
/           /     $                                   $           $                   %   $           /           /
/           /     $                                   $           $                   %   $           /           /


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                                                                                                      Interest
Date of           Principal    Borrower's Initials    Principal   Principal   Interest    Interest    Paid
Transaction       Advance      (not required)         Payments    Balance     Rate        Payments    Through:
-----------       ---------    -------------------    ---------   ---------   --------    --------    --------
/           /     $                                   $           $                   %   $           /           /
/           /     $                                   $           $                   %   $           /           /
/           /     $                                   $           $                   %   $           /           /
/           /     $                                   $           $                   %   $           /           /
/           /     $                                   $           $                   %   $           /           /
/           /     $                                   $           $                   %   $           /           /
/           /     $                                   $           $                   %   $           /           /
/           /     $                                   $           $                   %   $           /           /
/           /     $                                   $           $                   %   $           /           /
/           /     $                                   $           $                   %   $           /           /
/           /     $                                   $           $                   %   $           /           /

                                                                  Page 2 of 3

(C) 1984, 1991 Bankers Systems, Inc., ST. Cloud, MN (1-800-397-2341)
Form UN 1/17/96

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
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
AWG, LTD.                           THE BANK OF BLOOMFIELD HILLS
4162 BIG RANCH ROAD                 505 NORTH WOODWARD
NAPA, CA 94558                      SUITE 1300
__________________________                                            Line of Credit No. 9094000
Borrower's Name and Address         Lender's Name and Address                            ---------
"I" includes each borrower above,   "You" mean the lender, its        Date December 23, 1997
jointly and severally.              successors and assigns.                -----------------------
                                                                      Max. Credit Amy. $950,000.00
                                                                                       -----------
                                                                      Loan Ref. No.

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You have extended to me a line of credit in the AMOUNT of NINE HUNDRED FIFTY
THOUSAND AND NO/100 $950,000.00.

You will make loans to me from time to time until 12:01 A.M. on December 23, 1998. Although the line of credit expires on that date. I will remain obligated to perform all my duties under this agreement as long as I owe you any money advanced according to the terms of this agreement, as evidenced by any note or notes I have signed promising to repay these amounts.

         This line of credit is an agreement between you and me. It is not intended that any third party receive any benefit form this agreement, wether by direct payment, reliance for future payment or in any other manner. This agreement is not a letter of credit.

1.       AMOUNT: This line of credit is:
         / / OBLIGATORY: You may not refuse to make a loan to me under this line of credit unless one of the following occurs:
         a. I have borrowed the maximum amount available to me;
         b. This line of credit has expired;
         c. I have defaulted on the note (or notes) which show my indebtedness under this line of credit;
         d. I have violated any term of this line of credit or any note or other agreement entered into connection with this line of credit;
         e. ____________________________________________________________ .

/X/ DISCRETIONARY: You may refuse to make a loan to me under this line of credit once the aggregate outstanding advances equal or exceed ZERO AND NO/100 $_________________________________.

  Subject to the obligatory or discretionary limitations above, this line of credit is:

         /X/ OPEN-END (business or Agricultural only): I may borrow up to the maximum amount of principal more than one time.
         / / CLOSED-END: I may borrow up to the maximum only one time.

2. PROMISSORY NOTE: I will repay any advances made according to this line of credit agreement as set out in the promissory note, I signed on DECEMBER 23, 1997, or any note(s) I sign at a later time which represent advances under this agreement. The note(s) set(s) out the terms relating to maturity, interest rate, repayment and advances.
         If indicated on the promissory note, the advances will be made as follows: ___________________________________________________________
         ___________________________________________________________________ .

3. RELATED DOCUMENTS: I have signed the following documents in connection with this line of credit and note(s) entered into in accordance with this line of credit:
         / / security agreement dated _______________ / / ___________________
         / / mortgage dated _______________ / / ___________________
         / / guaranty dated _______________ / / ___________________

4.       REMEDIES: If I am in default on the note(s) you may:
         a.take any action as provided in the related documents;
         b.without notice to me, terminate this line of credit;
              By selecting any of these remedies you do not give up your right to later use any other remedy. By deciding not to use any remedy should I default, you do not waive your right to later consider the event a default, if it happens again.

5. COSTS AND FEES: If you hire an attorney to enforce this agreement I will pay your reasonable attorney's fees, where permitted by law. I will also pay your court costs and costs of collection, where permitted by law.

6. COVENANTS: For as long as this line of credit is in effect or I owe you money for advances made in accordance with the line of credit, I will do the following:
         a. maintain books and records of my operations relating to the need for this line of credit;
         b. permit you or any of your representatives to inspect and/or copy these records;
         c. provide to you any documentation requested by you which support the reason for making any advance under this line of credit;
         d. permit you to make any advance payable to the seller (or seller and me) of any items being purchased with that advance;
         e. ____________________________________________________________ .
         _______________________________________________________________ .

7. NOTICES: All notices or other correspondence with me should be sent to my address state above. The notice or correspondence shall be effective when deposited in the mail, first class, or delivered to me in person.

8. MISCELLANEOUS: This line of credit may not be changed except by a written agreement signed by you and me. The law of the state in which you are located will govern this agreement. Any term of this agreement which is contrary to applicable law will not be effective, unless the law permits you and me to agree to such a variation.

FOR THE LENDER                         SIGNATURE: I AGREE TO THE TERMS
                                       OF THIS LINE OF CREDIT.
                                       HAVE RECEIVED A COPY ON TODAY'S DATE.

   /S/ Ann M. Deering                  AWG, Ltd.
------------------------------------   -------------------------------------

Title ANN M. DEERING, VICE PRESIDENT   BY:   /S/  Mack H. Jennings
                                           ---------------------------------
                                       MACK H. JENNINGS, PRESIDENT/CEO

                                       BY:   /S/  John P. Caponigro
                                           ---------------------------------
                                       JOHN P. CAPONIGRO, SECRETARY

                                                                  Page 1 of 1


(C) 1986 Bankers Systems, Inc., ST. Cloud, MN (1-800-397-2341) Form LCN 5/2/91

                         THE BANK OF BLOOMFIELD HILLS
                               505 N. Woodward
                                  Suite 1300
                          Bloomfield Hills, MI 48304



Date              02/06/98

Name              Mack Jennings

Company           AWG, LTD

Pages Faxed              4 Including Cover Sheet

From:             Stuart G. Butler
                  Direct Phone (248)540-0352
                  Fax Phone (248)644-7107
                  Toll-Free (800)562-624 Ext. 352



Message: PER YOUR REQUEST, A COPY OF THE RENEWED NOTE. IF YOU NEED ANYTHING ELSE, PLEASE GIVE ME A CALL. ____________________
                  __________________________________________________________
                  __________________________________________________________
                  __________________________________________________________
                  __________________________________________________________
                  __________________________________________________________
                  __________________________________________________________
                  ________________________________________________ .